                                                              EXHIBIT 23.9

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Joint Proxy Statement/Prospectus on Amendment No. 1 to Form S-4 of our report dated March 14, 1997, on the financial statements of South Brooklyn Nephrology Center, Inc. (a Subchapter S Corporation) for the years ended December 31, 1996 and 1995 which appears on page F-1 of Total Renal Care Holdings, Inc.'s Current Report on Form 8-K dated January 22, 1998. We also consent to the reference in this Joint Proxy Statement/Prospectus on Amendment No. 1 to Form S-4 to our firm under the caption "Experts."

Maier Markey & Menashi LLP

Larchmont, New York

January 22, 1998